Exhibit 99(a)(1)(E)

Confirmation E-mail to Employees who Elect to Participate in the Offer to Exchange

Certain Outstanding Stock Options for New Stock Options

From:                             @intellon.com [mailto:                             @intellon.com]

Sent: [Date] [Time]

To: [EMAIL ADDRESS]

Subject: Intellon Option Exchange Program Confirmation

Intellon has received your letter of transmittal dated                     , by which you elected to accept Intellon’s offer to exchange all or some of your eligible stock option grants (those stock options issued under the Intellon Corporation 2007 Equity Incentive Plan having an exercise price equal to or greater than $5.50 per share and which remain outstanding and unexercised through the expiration of the offer). Your eligible stock options will be exchanged at a 1.10-to-one exchange ratio for new non-qualified stock options to be granted under the Intellon Corporation 2007 Equity Incentive Plan, subject to the terms and conditions of the offer.

You elected to have the following eligible option grants exchanged:

Employee Name:

Employee Number:

Eligible Grants:

Grant Date:	Eligible Options:	Option Exercise Price:

If you change your mind, you may withdraw your election as to some or all of your eligible stock option grants or elect to exchange additional eligible option grants by completing a new letter of transmittal. You must submit the new letter of transmittal by email at stockadministrator@intellon.com, by fax at (352) 237-7616 or by mail to Intellon Corporation, Payroll/Stock Administration, 5100 West Silver Springs Blvd., Ocala, Florida 34482. The letter of transmittal must be received before 5:00 p.m. Eastern Time on May 29, 2009.

Only letters of transmittal that are properly completed and actually received by us before the deadline will be accepted. The method of delivery of all documents is at your election and risk, so please allow sufficient time to ensure timely delivery. If you have questions or need new letters of transmittal, please contact Intellon Payroll/Stock Administration at stockadministrator@intellon.com or at (352) 237-7416 ext. 1186. Please note that our receipt of your letter of transmittal is not by itself an acceptance of the options for exchange. For purposes of the offer, Intellon will be deemed to have accepted eligible option grants for exchange that are validly tendered and not properly withdrawn as of when, and if, Intellon gives oral or written notice to the option holders generally of its acceptance for exchange of such options, which notice may be made by press release, e-mail or other method of communication.

You will be bound by the last properly submitted letter of transmittal that we receive before the expiration date of the offer.

Confirmation E-mail to Employees who Elect to Participate in the Offer to Exchange

Certain Outstanding Stock Options for New Restricted Stock Units

From:                             @intellon.com [mailto:                             @intellon.com]

Sent: [Date] [Time]

To: [EMAIL ADDRESS]

Subject: Intellon Option Exchange Program Confirmation

Intellon has received your letter of transmittal dated                     , by which you elected to accept Intellon’s offer to exchange all or some of your eligible stock option grants (those stock options issued under the Intellon Corporation 2007 Equity Incentive Plan having an exercise price equal to or greater than $5.50 per share and which remain outstanding and unexercised through the expiration of the offer). Your eligible stock options will be exchanged at a 2.03-to-one exchange ratio for new stock-settled restricted stock units to be granted under the Intellon Corporation 2007 Equity Incentive Plan, subject to the terms and conditions of the offer.

You elected to have the following eligible option grants exchanged:

Employee Name:

Employee Number:

Eligible Grants:

Grant Date:	Eligible Options:	Option Exercise Price:

If you change your mind, you may withdraw your election as to some or all of your eligible stock option grants or elect to exchange additional eligible option grants by completing a new letter of transmittal. You must submit the new letter of transmittal by email at stockadministrator@intellon.com, by fax at (352) 237-7616 or by mail to Intellon Corporation, Payroll/Stock Administration, 5100 West Silver Springs Blvd., Ocala, Florida 34482. The letter of transmittal must be received before 5:00 p.m. Eastern Time on May 29, 2009.

Only letters of transmittal that are properly completed and actually received by us before the deadline will be accepted. The method of delivery of all documents is at your election and risk, so please allow sufficient time to ensure timely delivery. If you have questions or need new letters of transmittal, please contact Intellon Payroll/Stock Administration at stockadministrator@intellon.com or at (352) 237-7416 ext. 1186. Please note that our receipt of your letter of transmittal is not by itself an acceptance of the options for exchange. For purposes of the offer, Intellon will be deemed to have accepted eligible option grants for exchange that are validly tendered and not properly withdrawn as of when, and if, Intellon gives oral or written notice to the option holders generally of its acceptance for exchange of such options, which notice may be made by press release, e-mail or other method of communication.

You will be bound by the last properly submitted letter of transmittal that we receive before the expiration date of the offer.

Confirmation E-mail to Employees who Do Not Elect to Participate in the Offer to Exchange

Certain Outstanding Options for New Stock Options or Restricted Stock Units

From:                             @intellon.com [mailto:                             @intellon.com]

Sent: [Date] [Time]

To: [EMAIL ADDRESS]

Subject: Intellon Option Exchange Program Confirmation

Intellon has received your letter of transmittal dated                     , by which you rejected Intellon’s offer to exchange all of your eligible stock option grants (those stock options issued under the Intellon Corporation 2007 Equity Incentive Plan having an exercise price equal to or greater than $5.50 per share and which remain outstanding and unexercised through the expiration of the offer) for either new non-qualified stock options or stock-settled restricted stock units to be granted under the Intellon Corporation 2007 Equity Incentive Plan.

Employee Name:

Employee Number:

If you change your mind, you may change your election as to some or all of your eligible stock option grants by completing a new letter of transmittal. You must submit the new letter of transmittal by email at stockadministrator@intellon.com, by fax at (352) 237-7616 or by mail to Intellon Corporation, Payroll/Stock Administration, 5100 West Silver Springs Blvd., Ocala, Florida 34482. The letter of transmittal must be received before 5:00 p.m. Eastern Time on May 29, 2009.

Only letters of transmittal that are properly completed and actually received by us before the deadline will be accepted. The method of delivery of all documents is at your election and risk, so please allow sufficient time to ensure timely delivery. If you have questions or need new letters of transmittal, please contact Intellon Payroll/Stock Administration at stockadministrator@intellon.com or at (352) 237-7416 ext. 1186.

You will be bound by the last properly submitted letter of transmittal that we receive before the expiration date of the offer.